Exhibit 10.3

PLEDGE AGREEMENT

THIS PLEDGE AGREEMENT (this “Agreement”), dated April 2, 2007, is made by each of the signatories hereto (together with any other entity that may become a party hereto as provided herein, the “Pledgors”), and WELLS FARGO BANK, N.A., in its capacity as collateral trustee for the Secured Parties (as defined below) (in such capacity, the “Collateral Trustee”).

WHEREAS, Protection One Alarm Monitoring, Inc. (“POAMI”), Protection One, Inc., the Subsidiary Guarantors (as defined in the Indenture (defined below)) and Wells Fargo Bank, N.A., a national banking association, as trustee (in such capacity, the “Trustee”) have entered into an Indenture dated as of April 2, 2007 (as it may be amended, amended and restated, supplemented or otherwise modified from time to time, the “Indenture”), pursuant to which POAMI has authorized the issuance of its 12% Senior Secured Notes due 2011 (as such notes may hereafter be amended, amended and restated, supplemented or otherwise modified from time to time, the “Notes”);

WHEREAS, pursuant to the Indenture, each Pledgor is entering into this Agreement in order to grant to the Collateral Trustee for the ratable benefit of the holders of the Notes, the Collateral Trustee and the Trustee (collectively, the “Secured Parties”) a second priority security interest in the Pledged Collateral (as defined below);

WHEREAS, the Notes will be issued in reliance on each Pledgor’s execution and delivery of this Agreement to the Collateral Trustee; and

WHEREAS, each Pledgor owns the outstanding membership interests, partnership interests and shares of capital stock in each of the entities set forth on Schedule A hereto.

NOW, THEREFORE, intending to be legally bound hereby, the parties hereto agree as follows:

1.             Defined Terms.

(a)           Except as otherwise expressly provided herein, capitalized terms used in this Agreement shall have the respective meanings assigned to them in the Indenture. Where applicable, and except as otherwise expressly provided herein, terms used herein (whether or not capitalized) shall have the respective meanings assigned to them in the Uniform Commercial Code as from in effect from  time to time in the State of New York (the “Code”).

(b)           “Capital Stock” means, with respect to any Person, any and all shares,  interests, participations or other equivalents (however designated, whether  voting or non-voting) in equity of such Person, including, without limitation,  all common stock and preferred stock.

(c)           “Foreign Subsidiary Voting Stock” means the Voting Stock of any Foreign Subsidiary.

(d)           “Foreign Subsidiary” means any Subsidiary of Parent Guarantor organized under the  laws of any jurisdiction outside the United States of America.

(e)           “Voting Stock” means, with respect to any Person, Capital Stock of any  class or kind ordinarily having the power to vote for the election of directors, managers or other voting members of the governing body of such Person.

(f)            “Pledged Collateral” shall mean and include the following: all shares, stock certificates, options, interests or rights of any nature whatsoever in respect of the capital stock of any Person at any time issued or granted to or owned, held or acquired by any Pledgor and set forth on Schedule A, provided that, not more than 65% of the total outstanding Foreign Subsidiary Voting Stock of any first-tier Foreign Subsidiary shall be required to be, or be deemed, pledged under the Collateral Documents.

2.             Grant of Security Interests.

Each Pledgor, to secure on a second priority basis the full and prompt payment and performance of all Note Obligations, hereby grants to the Collateral Trustee for the ratable benefit of the Secured Parties a security interest in all of such Pledgor’s now existing and hereafter acquired and/or arising right, title and interest in, to and under the Pledged Collateral owned by such Pledgor, whether now or hereafter existing and wherever located; provided, however, that in the event that Rule 3-10 or Rule 3-16 of Regulation S-X, promulgated pursuant to the Securities Act, would require the filing with the Commission of separate financial statements of any Subsidiary Guarantor due to such subsidiary’s Capital Stock being pledged as Pledged Collateral for the Notes, such Capital Stock shall be automatically deemed to not be part of the Pledged Collateral (but only to the extent necessary to not be subject to such requirements), it being understood that, upon any change to the assets of the Pledgors or such Subsidiary Guarantor, or any change in such rules that results in such separate financial statements not being required to be filed, such Capital Stock (or any portion thereof) shall be included as part of the Pledged Collateral, to the extent such inclusion would not trigger such reporting requirement.  Each Pledgor agrees to make filings necessary, in form reasonably acceptable to the Collateral Trustee, and to take such further action that the Collateral Trustee may reasonably request in order to perfect and continue perfected the security interests granted under this agreement.

3.             Further Assurances

 Prior to or concurrently with the execution of this Agreement, and thereafter at any time and from time to time upon reasonable request of the Collateral Trustee, each Pledgor shall deliver to the Collateral Trustee all financing statements, continuation statements and termination statements reasonably  requested by the Collateral Trustee, and shall execute and deliver all assignments, certificates and documents of title, affidavits, reports, notices,  schedules of account, letters of authority, further pledges and all other documents (collectively, the “Transfer Documents”) which the Collateral Trustee may reasonably request, in form reasonably satisfactory to the Collateral Trustee, and take such other action which the Collateral Trustee may reasonably request, to perfect and continue perfected and to create and maintain the second priority status (or, after the Discharge of the First Lien Obligations (as defined in the Intercreditor Agreement), the first priority status) of the Collateral Trustee’s security interest in the Pledged Collateral and to fully consummate the transactions contemplated under  this Agreement, the other Collateral Documents, the Intercreditor Agreement, the Indenture and the

Notes. Upon the occurrence  and during the continuation of an Event of Default, subject to the provisions set forth in the Intercreditor Agreement, each Pledgor irrevocably makes, constitutes and appoints the Collateral Trustee (and any of Collateral Trustee’s officers or employees or agents designated by Collateral Trustee) as such Pledgor’s true and lawful attorney with power to sign the name of Pledgor on all or any of the Transfer Documents which the Collateral Trustee determines must be executed, filed, recorded or sent in order to perfect or continue perfected the Collateral Trustee’s security interest in the Pledged Collateral, in accordance with the Intercreditor Agreement. Such power, being coupled with an interest, is irrevocable until the security interest of the Collateral Trustee in the Pledged Collateral is released pursuant to this Agreement and the other Collateral Documents.

4.             Representations and Warranties.

Each Pledgor hereby represents and warrants to the Collateral Trustee as follows:

(a)           Such Pledgor has, and will continue to have (or, in the case of  after-acquired Pledged Collateral, at the time it acquires rights in such Pledged Collateral, will have), title to the Pledged Collateral, free and clear  of all Liens except Liens created under this Agreement and Permitted Liens;

(b)           The membership interests, partnership interests and capital stock constituting the Pledged Collateral have been duly authorized and validly issued to such Pledgor (as set forth on Schedule A hereto);

(c)           The security interests in the Pledged Collateral granted hereunder and the delivery to and possession by the Collateral Trustee thereof (or a bailee therefor) will create security interests that are valid and perfected;

(d)           Subject to the provisions of the Intercreditor Agreement, on the date hereof and except as otherwise permitted under this Agreement, there are no restrictions upon the pledge of the Pledged Collateral and each Pledgor has the power and authority and right to pledge the Pledged Collateral;

(e)           On the date hereof, there are no actions, suits, or proceedings pending or, to its actual knowledge, threatened against or affecting any Pledgor with respect to the Pledged Collateral, at law or in equity or before or by any governmental authority, and no Pledgor is in default with respect to any judgment, writ, injunction, decree, rule or regulation which could adversely affect its performance hereunder; and

(f)            The address of each Pledgor’s principal place of business on the date hereof is as set forth in the Security Agreement.

5.             General Covenants.

Each Pledgor hereby covenants and agrees as follows:

(a)           Each Pledgor shall do all acts that may be necessary and appropriate to maintain, preserve and protect the Pledged Collateral.

(b)           Each Pledgor shall, to the extent it deems necessary in its reasonable business judgement, appear in and defend any action or proceeding of which it is aware which could reasonably be expected to affect its title to, or the Collateral Trustee’s interest in, any material Pledged Collateral and the proceeds thereof; provided, however, that it may settle such actions or proceedings with respect to the Pledged Collateral with the consent of Collateral Trustee.

(c)           Each Pledgor shall keep records of the Pledged Collateral which are accurate and complete in all material respects.

(d)           Each Pledgor shall pay any and all taxes, duties, fees or imposts of any nature imposed by any state, federal or local authority on any of the Pledged Collateral, except where the failure to do so could not be reasonably expected to have a material adverse effect.

(e)           Each Pledgor shall permit the Collateral Trustee, its officers, employees and agents, during regular business hours, to inspect all books and records of such Pledgor related to the Pledged Collateral, provided that upon and during the continuance of an Event of Default, such inspections and visits shall not be confined to regular business hours.

(f)            During the term of this Agreement, each Pledgor shall not sell, assign, transfer or otherwise dispose of the Pledged Collateral, except as permitted by the Indenture.

6.             Other Rights With Respect to Pledged Collateral.

In addition to the other rights with respect to the Pledged Collateral granted to the Collateral Trustee hereunder, at any time and from time to time, after an Event of Default has occurred and is continuing, the Collateral Trustee, at its option and at the expense of  the Pledgors, subject to the provisions set forth in the Intercreditor Agreement: (a) may transfer into its own name, or into the name of its nominee, all or any part of the Pledged Collateral, thereafter receiving all dividends, income or other distributions upon the Pledged Collateral; (b) may take control of  and manage all or any of the Pledged Collateral; (c) shall apply to the payment of any of the Note Obligations, to the extent any may be due and payable, any moneys, including cash dividends and income from any Pledged Collateral, now or  hereafter in the hands of the Collateral Trustee (or a bailee therefor), on deposit or otherwise, belonging to any Pledgor, as the Collateral Trustee, in its sole discretion, shall determine; and (d) may take any action related to the  protection of the Pledged Collateral which such Pledgor is required but fails to do hereunder.

7.             Additional Remedies Upon Event of Default.

Upon the occurrence and during the continuation of any Event of Default, subject to the provisions set forth in the Intercreditor Agreement, the Collateral Trustee shall have, in addition to all rights and remedies of the Collateral Trustee under the Code or other applicable law, and in addition to its rights under Section 6 above and under the other Collateral Documents, the following rights and remedies:

(a)           Subject to the provisions set forth in the Intercreditor Agreement, the Collateral Trustee may, after ten days’ advance notice to each Pledgor, sell, assign, give an option or options to purchase or otherwise dispose of the Pledged Collateral, or any part thereof at public or private sale in accordance with securities laws, at any of the Collateral Trustee’s offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Collateral Trustee may deem commercially reasonable. Each Pledgor agrees that ten days’ advance notice of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Collateral Trustee shall not be obligated to make any sale of the Pledged Collateral regardless of notice of sale having been given. The Collateral Trustee may adjourn any public or private sale from time to time by  announcement at the time and place fixed therefor, and such sale may, without  further notice, be made at the time and place to which it was so adjourned. Each Pledgor recognizes that the Collateral Trustee may be compelled to resort to one or more private sales of the Pledged Collateral to a restricted group of  purchasers who will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof.

The proceeds of any collection, sale or other disposition of the Pledged Collateral, or any part thereof, shall, after the Collateral Trustee has made all deductions of expenses, including, but not limited to, reasonable attorneys’ fees and other out-of-pocket expenses incurred in connection with repossession, collection, sale or disposition of such Pledged Collateral or in connection with the enforcement of the Collateral Trustee’s rights with respect to the Pledged Collateral in any insolvency, bankruptcy or reorganization proceedings, be applied against the Note Obligations, to the extent such are then due and payable in the manner set forth in the Indenture and the Security Agreement.

8.             Collateral Trustee’s Duties.

The powers conferred on the Collateral Trustee hereunder are solely to protect its interest in the Pledged Collateral and shall not impose any duty upon it to exercise any such powers. Except for the safe custody and preservation of any Pledged Collateral in its possession and the accounting for moneys actually received by it hereunder, the Collateral Trustee shall have no duty as to any Pledged Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Pledged Collateral.

9.             No Waiver; Cumulative Remedies.

No failure to exercise, and no delay in exercising, on the part of the Collateral Trustee, any right, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or  privilege hereunder preclude any further exercise thereof or the exercise of any  other right, power or privilege. The remedies herein provided are cumulative and not exclusive of any remedies provided under the other Collateral Documents or the Indenture or by applicable Law or in any other written instrument or  agreement relating to the Note Obligations or any security therefor. Each Pledgor waives any right to require the Collateral Trustee to proceed against any other Person or to exhaust any of the Pledged Collateral or other security for the Note Obligations or to pursue any remedy in the Collateral Trustee’s power.

10.          Assignment.

All rights of Collateral Trustee under this Agreement shall inure to the benefit of its successors and permitted assigns. All obligations of the Pledgors shall bind its successors; provided, however, no Pledgor may assign or transfer any of its  rights and obligations hereunder or any interest herein.

11.          Severability.

Any provision of this Agreement which shall be held invalid or unenforceable shall be ineffective without invalidating the remaining provisions hereof.

12.          Governing Law.

This Agreement shall be construed in accordance with and governed by the internal laws of the State of New York, except to the extent the validity or perfection of the security interests or the remedies hereunder in respect of any Pledged Collateral are governed by the law of a jurisdiction other than the State of New York.

13           Notices.

All notices, requests, demands, directions and other communications (as used in this Section 13, collectively referred to as “notices”) given to or made upon any party hereto under the provisions of this Agreement shall be in writing (including facsimile communication), unless otherwise expressly permitted hereunder, and shall be delivered or sent by facsimile or via nationally-recognized overnight courier, by hand or U.S. mail to the respective parties at the addresses and numbers set forth under their respective names provided in the Indenture or in accordance with any subsequent unrevoked written direction from any party to the other parties and delivered pursuant to the requirements of this Section 13. All notices shall, except as otherwise expressly herein provided, be effective: (a) in the case of facsimile, when  received, (b) in the case of hand-delivered notice, when hand-delivered, (c) if given by mail, four days after such communication is deposited in the mail with  first-class postage prepaid, return receipt requested, and (d) if given by any other means (including by air courier), when delivered.

14.          Specific Performance.

Each Pledgor acknowledges and agrees that, in addition to the other rights of the Collateral Trustee hereunder and under the other Collateral Documents and the Indenture, because the Collateral Trustee’s remedies at law for failure of such Pledgor to comply with the provisions hereof relating to Collateral Trustee’s rights: (a) to inspect the books and records related to the Pledged Collateral, (b) to receive the various notifications such Pledgor is required to deliver hereunder, (c) to obtain copies of agreements and documents as provided herein with respect to the Pledged Collateral, (d) to enforce the provisions hereof pursuant to which such Pledgor has appointed Collateral Trustee its attorney-in-fact, and (e) to enforce Collateral Trustee’s remedies hereunder, would be inadequate and that any such failure would not be adequately compensable in damages, such Pledgor agrees that each such provision  hereof may be specifically enforced, subject to the provisions set forth in the Intercreditor Agreement.

15           Voting Rights and Rights to Receive Dividends or Distributions in Respect of the Pledged Collateral.

This Agreement is given as security to secure performance of the Note Obligations. So long as no Event of Default shall occur and be continuing under the Indenture and the Collateral Trustee has not given notice to the Pledgors of its intent to exercise its rights hereunder:

(a)           Each Pledgor may exercise any and all voting and other consensual rights pertaining to the Pledged Collateral or any part thereof for any purpose not inconsistent with the terms of this Agreement, the other Collateral Documents, the Indenture or the Intercreditor Agreement; provided, however, that such Pledgor will not exercise or will refrain from exercising any such right, as the case may be, if such action would have a material adverse effect on the grant of a security interest in the Pledged Collateral; and

(b)           Each Pledgor shall be entitled to receive cash dividends or other distributions in the ordinary course made in respect of the Pledged Collateral, to the extent permitted to be paid pursuant to the Indenture and the Intercreditor Agreement, so long as no Event of Default shall occur and be  continuing.

16.          Entire Agreement; Amendments.

This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements relating to a grant of a security interest in the Pledged Collateral by each Pledgor. This Agreement may not be amended or supplemented except by a writing signed by the Collateral Trustee and each Pledgor and except in accordance with the Indenture and the Intercreditor Agreement.

17.          Reconveyance.

The Collateral Trustee’s right, title and interest hereunder with respect to the Pledged Collateral shall terminate and be discharged upon payment in full of the Note Obligations (other than contingent indemnification obligations not yet due and payable) and the Collateral Trustee shall, upon such termination and discharge and at the request and sole expense of each Pledgor, take such action and execute and deliver, such documents and instruments necessary to terminate, release and discharge this Agreement and the security interest created hereby, and to reconvey the Pledged Collateral to such Pledgor.

18.          Counterparts.

This Agreement may be executed in any number of counterparts, and by different  parties hereto in separate counterparts, each of which when so executed shall be deemed an original and all of which taken together shall constitute but one and  the same agreement.

19.          Descriptive Headings.

The descriptive headings which are used in this Agreement are for the convenience of the parties only and shall not affect the meaning of any provision of this Agreement.

20           Intercreditor Agreement.

Notwithstanding anything herein to the contrary, the lien and security interest granted to the Collateral Trustee pursuant to this Agreement and the exercise of  any right or remedy by the Collateral Trustee hereunder are subject to the provisions of the Intercreditor Agreement. In the event of any conflict between the terms of the Intercreditor Agreement and this Agreement, the terms of the Intercreditor Agreement shall govern and control.

[SIGNATURE PAGE FOLLOWS]

SIGNATURE PAGE - PLEDGE AGREEMENT

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed with the intention that it constitutes a sealed instrument as of the date first above written.

PROTECTION ONE, INC. a Delaware corporation

By:	/s/ J. Eric Griffin
Name:	J. Eric Griffin
Title:	Vice President & Secretary

PROTECTION ONE ALARM MONITORING, INC. a Delaware corporation

By:	/s/ J. Eric Griffin
Name:	J. Eric Griffin
Title:	Vice President & Secretary

NETWORK MULTI-FAMILY SECURITY CORPORATION
a Delaware corporation

By:	/s/ J. Eric Griffin
Name:	J. Eric Griffin
Title:	Vice President & Secretary

SECURITY MONITORING SERVICES, INC. a Florida corporation

By:	/s/ J. Eric Griffin
Name:	J. Eric Griffin
Title:	Vice President & Secretary

PROTECTION ONE ALARM MONITORING OF MASS, INC.
a Massachusetts corporation

By:	/s/ J. Eric Griffin
Name:	J. Eric Griffin
Title:	Vice President & Secretary

PROTECTION ONE SYSTEMS, INC. a Delaware corporation

By:	/s/ J. Eric Griffin
Name:	J. Eric Griffin
Title:	Vice President & Secretary

Remainder of page intentionally left blank

INTEGRATED ALARM SERVICES GROUP, INC.,
a Delaware corporation

By:	/s/ J. Eric Griffin
Name:	J. Eric Griffin
Title:	Vice President & Secretary

INTEGRATED ALARM SERVICES, INC.,
a Delaware Corporation

By:	/s/ J. Eric Griffin
Name:	J. Eric Griffin
Title:	Vice President & Secretary

AMERICAN HOME SECURITY, INC.,
a Nevada Corporation

By:	/s/ J. Eric Griffin
Name:	J. Eric Griffin
Title:	Vice President & Secretary

Remainder of page intentionally left blank

CRITICOM INTERNATIONAL CORPORATION,
a New Jersey Corporation

By:	/s/ J. Eric Griffin
Name:	J. Eric Griffin
Title:	Vice President & Secretary

MONITAL SIGNAL CORPORATION, a New Jersey Corporation

By:	/s/ J. Eric Griffin
Name:	J. Eric Griffin
Title:	Vice President & Secretary

EVEREST VIDEO SYSTEMS, L.L.C., a Delaware Limited Liability Company

By:	/s/ J. Eric Griffin
Name:	J. Eric Griffin
Title:	Vice President & Secretary

NATIONAL ALARM COMPUTER CENTER INC.,
a Delaware Corporation

By:	/s/ J. Eric Griffin
Name:	J. Eric Griffin
Title:	Vice President & Secretary

WELLS FARGO BANK, N.A., as Collateral Trustee

By:	s/ Joseph P. O’Donnell
Name:	Joseph P. O’Donnell
Title:	Vice President

Signature Page to Notes Security Agreement